Baird 2012 Industrial Conference Chicago, IL – November 7, 2012 Bob Livingston

Forward Looking Statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found. 2

3 Agenda  Our Strategy  Business Update • Capital Allocation

Our Strategy  Our track record of success is based on: • Core technological advantages • Leading brands in the markets we serve • Commitment to industry leadership through innovation and scale • Strong focus on the customer  Our deep understanding of the customer and our exceptional capabilities in providing solutions enable us to win  Our technologies and innovative products are enablers for our customers to win 4 10-year revenue CAGR: 10% Track Record of Success Free cash flow generation consistently 10% of revenue or better Strong segment operating margins; 10-year earnings CAGR: 14% 57 continuous years of raising annual dividend

Strategy – Continue to Expand in 5 Key Growth Markets 5 . Electronics Alternative Energy Semi Aerospace/Industrial/Military Telecom  Alignment and focus around key end-markets  Strong leverage of resources and expertise within and between segments  Well-positioned for profitable growth Refrigeration & Food Equipment Drilling Production Downstream Industrial Fast Moving Consumer Goods Handsets Medical & Life Sciences Industrial Fluid Solutions

 Increasing living standards  Infrastructure build-out International/ Developing Economies Global energy demand  Increasing demand, depleting resources  Emerging market growth Sustainability  Energy efficiency  Environmentally friendly products Consumer product safety  Product identification  Traceability  Food safety  Mobile devices  Infrastructure Communications Strategy – Leverage Tailwinds in 5 Key Growth Markets 6 Growth Market • Energy • Refrigeration • Energy • Product ID • Fluids • Product ID • Refrigeration • Handsets • Refrigeration • Energy • Product ID • Fluids • Handsets Tailwinds

59% 19% 15% 7% Geographic Revenue Mix North America Asia Europe Rest of World 7 Strategy - Geographic Expansion and the Benefits of Common Ownership YTD 2012 revenue Total Sales in Asia as % of Total Dover 13.6% 13.5% 14.2% 17.4% 19.0% 19.0% 2007 2008 2009 2010 2011 YTD 2012  Continue to leverage the strength of Dover • Operational Excellence • Shared Facilities & Services • Talent Development  Expand geographic presence outside traditional core markets

Update - Q4 Markets and Businesses  Energy remains solid  Sound Solutions improving  Industrial businesses performing well Strengthening our Portfolio and Capital Allocation  Electronics equipment market continues to be inconsistent and highly volatile • Plan to divest these businesses  Share repurchase activity continues • Additional $1B program approved • Repurchase to be completed over next 12 - 18 months  Acquisition program continues 8

Update - Energy  Production and downstream markets remain solid • Continued completion of drilled wells • Constructive oil price • Strong transportation and retail refueling demand  Drilling has moderated with North American rig count  Outlook • Q4 results largely consistent with Q3 • Expect production and downstream markets to drive solid growth in 2013 9

Update - Sound Solutions  Sound Solutions making good progress exiting Q3 • Ramp costs associated with manufacturing improvements substantially completed • Share of demand increasing on improved yields and OEM’s desire for multiple suppliers  Strengthened management team • Experienced Knowles management team in place and focused on operational improvements • New Sound Solutions President brings deep industry knowledge and strong experience in component production  Outlook • Expect sequential Q4 revenue and earnings improvement • Working on many new design opportunities for 2013 10

Update - M & A Pipeline  Deals continue to mature • Several are actionable • A couple of opportunities may close in Q4  Strategic focus continues in five key growth spaces • Near-term focus on investing in Refrigeration, Pumps and Product Identification • Continue with small add-ons in Energy production and downstream markets • Communication Technologies deals are secondary to Sound Solutions execution 11

Capital Allocation – Priorities Remain Intact 12  Grow and support existing businesses  Grow annual dividend • August annual increase was 11%  Acquisitions focused on 5 growth spaces  Share Repurchases • Additional $1B program

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